UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

Xanser Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 North Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2006, the board of directors (the "Board") of Xanser Corporation (the "Company"), upon the recommendation of the Compensation Committee of the Board, revised the compensation structure for non-employee members of the Board. Under the revised compensation structure, which will take effect with payments made on January 1, 2007, non-employee directors will receive a retainer fee of $35,000 per year and non-employee directors serving on the Audit Committee of the Board will receive a an additional retainer fee of $15,000 per year. Each director will also be reimbursed for expenses of attending meetings. Directors who are employees of the Company will receive no compensation (other than reimbursement of expenses) for serving as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xanser Corporation

December 8, 2006	By:	Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Vice President, Treasurer and Corporate Secretary